Exhibit 3.74

LIMITED LIABILITY COMPANY AGREEMENT

OF

SX SUB, LLC

(a Delaware Limited Liability Company)

Dated and Effective

as of

November 13, 2008

LIMITED LIABILITY COMPANY AGREEMENT

of

SX SUB, LLC

(a Delaware Limited Liability Company)

THIS LIMITED LIABILITY COMPANY AGREEMENT, dated November 13, 2008, is made by and between SX Sub, LLC (the “Company”) and Sprint HoldCo, LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”). The Company is formed as a Delaware limited liability company under the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute (the “Act”).

1.            Certificate of Formation. A Certificate of Formation was filed on November 13, 2008, stated to be effective upon filing, the date on which the term of the Company shall begin. The Company has been formed under the provisions of the Act for the purposes and on the terms set forth in this Agreement.

2.             Name. The name of the Company is “SX Sub, LLC.”

3.            Purpose. The purpose and business of the Company is to engage in any and all lawful activity permitted to be conducted by a limited liability company under the Act, and to exercise all other powers necessary or reasonably connected or incidental to such purpose and business that may be legally exercised by the Company.

4.            Term. The term of the Company shall continue until the Company is dissolved in accordance with Section 10.

5.            Principal Place of Business. The principal place of business of the Company shall be 6200 Sprint Parkway, Overland Park, Kansas, 66251. The Manager may relocate the principal place of business or establish additional offices from time to time.

6.            Registered Office and Registered Agent. The Company’s initial registered agent and the address of its initial registered office are Corporation Service Company, 2711 Centreville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The registered office and registered agent may be changed from time to time as determined by the Manager.

7.            Member. The Member is Sprint HoldCo, LLC.

8.         Management.

8.1      Management by Manager. The business and affairs of the Company shall be managed by Sprint HoldCo, LLC (the “Manager”). The Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company and to perform any and all other acts or activities customary or incident to the management of the Company in the ordinary course of its business. The Manager may be removed by the Member at any time and from time to time, with or without cause, and the Member may appoint another person (including the Member) to serve as Manager of the Company.

8.2      Officers and Agents. The Manager may authorize one or more officers and agents to enter into any contract or to otherwise act on behalf of the Company to the extent that the Manager could take such action. Such authority may be general or be defined to specific instances. Unless authorized to do so by this Agreement or by the Manager. no employee, officer, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

9.            Financial Matters.

9.1      Capital Contributions. The Member has made a capital contribution of $1.00 to the Company in exchange for all of the outstanding membership interests in the Company.

9.2      Distributions. The Manager may, in its discretion, cause the Company to make distributions to the Member from time to time as permitted by the Act.

9.3      U.S. Federal Income Tax Reporting. For all periods when them is only one member of the Company, (a) the Company shall be treated for U.S. federal income tax purposes as an entity disregarded as separate from the Member, and (b), all items of income, gain, loss. deduction and credit of the Company attributable to such periods shall be reported on the Member’s U.S. federal income tax return.

10.         Dissolution and Liquidation.

10.1     Events of Dissolution. The Company shall dissolve upon the earlier of:

(a)       the sale, transfer or other disposition of all or substantially all of the Company’s assets unless otherwise determined by the Member in writing;

(b)       the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

(c)       at any time there are no Members of the Company, unless the Company is continued in accordance with the Act.

11.          Limitation of Liability; Indemnification.

11.1     Limitation of Liability. Neither the Member nor the Manager shall have any liability to the Company for monetary damages for conduct as the Member or the Manager, respectively, except as otherwise provided by the Act. If the Act is hereafter amended to authorize Company action further limiting the personal liability of members and managers, then the liability of the Member and the Manager shall be eliminated or limited to the full extent permitted by the Act, as so amended. No repeal or modification of the Act or this Section 11.1 shall adversely affect any right or protection of the Member or the Manager existing at the time of such repeal or modification for or with respect to an act or omission of the Member or the Manager occurring prior to such repeal or modification.

11.2     Indemnification. The Company shall indemnify the Member and the Manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the Member or the Manager is a party because it is, or was, the Member or the Manager to the fullest extent as permitted by the Act. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11.2 shall not be exclusive of any other right the Member or the Manager may have or hereafter acquire under any statute, this Agreement or otherwise. No repeal or modification of the Act or this Section 11.2 shall adversely affect any right of the Member or the Manager to indemnification existing at the time of such repeal or modification for or with respect to indemnification related to an act or omission of the Member or the Manager occurring prior to such repeal or modification.

12.          Miscellaneous.

12.1     Assignment. The Member may assign in whole or in part its membership in the Company.

12.2     Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, including without limitation, the Act.

12.3     Amendments. This Agreement may not be amended except by the written agreement of the Member.

12.4     Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

12.5     Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

12.6     Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

Executed as of the date first above Written by the undersigned.

COMPANY:		MEMBER:

SX Sub, LLC		Sprint HoldCo, LLC

By: Sprint HoldCo, LLC
Title: Manager and Sole Member		By:	/s/ Timothy P. O’Grady
Name: Timothy P. O’Grady
Title: Vice President
By:	/s/ Timothy P. O’Grady
Name: Timothy P. O’Grady
Title: Vice President

CONSENT TO ACTION OF THE MEMBER
OF
CLEARWIRE XOHM LLC

This action is taken by the Sole Member of Clearwire Xohm LLC (the “Company”), a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act,

Approval of Amendment of Limited Liability Company Operating Agreement of SX SUB, LLC dated December 1, 2008 (the “Agreement”). The Member deems it is in the best interests of the Company to amend the Agreement as follows and these amendments are hereby approved and adopted:

Paragraph 2 is hereby amended in entirety to read as follows:

2.         Name. The name of the Company is “Clearwire Xohm LLC”, or such other name as the Member may designate.

Paragraph 7 is hereby amended in entirety to read as follows:

7.         Member. The Member is Clearwire Communications LLC, or its successor in interest.

The first sentence of Paragraph 8 is hereby amended in entirety to read as follows:

8.         Management. The business and affairs of the Company shall be managed by Clearwire Communications LLC (the “Manager”) or such other Manager as the Member shall designate.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent effective the 1st day of December 2008.

MEMBER:

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Broady Hodder

Name: Broady Hodder

Title: Senior Vice President, General Counsel & Secretary